                                                                   EXHIBIT 10.13


                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 26th day of February 1998 by and among CYCOMM INTERNATIONAL INC., a Wyoming corporation with offices at 1420 Springhill Road, Suite 420, McLean, Virginia 22102 ("Seller") and Williams de Broe Plc, 6 Broadgate, London, England EC2M 2RP ("Buyer").

                                   WITNESSETH:

         WHEREAS, Seller desires to sell Twenty (20) shares of its Series B Convertible Redeemable Preferred Stock, no par value per share ("Series B Preferred Stock") to Buyer and Buyer desires to purchase from the Seller, the Series B Preferred Stock on the terms and subject to the conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Purchase and Sale. On the terms and subject to the terms and conditions of this Agreement, at the Closing referred to in Section 2 of this Agreement, Seller shall sell and deliver to the Buyer and the Buyer shall purchase from the Seller, an aggregate of Twenty (20) shares of the Series B Preferred Stock, for the Purchase Price referred to in Section 3 of this Agreement. A copy of the Certificate of Designation of the Series B Preferred Stock is attached as Exhibit A hereto.

         2. Closing. The closing of the purchase and sale contemplated by this Agreement shall take place on or before February 26, 1998 at the offices of Venable, Baetjer, Howard & Civiletti, LLP, 1201 New York Avenue, N.W., Suite 1000, Washington, DC 20005, or at such other date and place as the parties may mutually agree. The actual date of such closing is referred to herein as the "Closing." At the Closing, the Seller shall deliver the shares of Series B Preferred Stock to the Buyer in the number of certificates and for the number of shares registered in the name of each Buyer, as set forth on Exhibit A hereto, and the Buyer shall pay to the Seller the Purchase Price referred to in Section 3 of this Agreement.

         3. Purchase Price. The Purchase Price for the Series B Preferred Stock shall be One Million United States Dollars ($1,000,000) in the form of cash or cash equivalent, in the form of a certified check, bank cashier's check, bank money order or wire transfer payable to, to the Seller.

         4. Representations of the Seller. The Seller hereby represents and warrants to the Buyer that:

                  4.1 Due Incorporation, etc. The Seller is duly incorporated, validly existing and in good standing under the laws of Wyoming and has all requisite power and authority to execute


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

and deliver this Agreement and to perform the obligations to be performed by it hereunder. Neither the execution or delivery of this Agreement nor the performance by the Seller hereof will constitute a breach of or default under the governing instruments of the Seller or any agreement, instrument, indenture, judgment or decree to which it is a party or by which it is bound. Prior to the Closing, all consents and approvals, if any, required to be obtained by the Seller for the sale of the Shares to be sold by it hereunder will have been obtained.

                  4.2 Due Execution, Validity and Effect. This Agreement has been duly authorized, executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Buyer, this Agreement constitutes the valid, legal and binding obligation of the Seller, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  4.3 Title to the Shares. At Closing, the Seller shall deliver to the Buyer the shares of Series B Preferred Stock, with legal and valid title thereto, free and clear of all liens, charges, pledges, claims and encumbrances of any kind or nature whatsoever, other than those created by this Agreement. Such shares shall be registered in the name of Willbro Nominees Limited.

                  4.4 Board Approval. The Board of Directors of the Seller has duly approved the transactions contemplated by this Agreement and the Seller has delivered to the Buyer a copy of the certificate of designation reflecting such approval, certified by the Secretary of the Seller.

                  4.5 Full Disclosure. No representation or warranty made by the Seller in this Agreement and no certificate or document furnished or to be furnished to the Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                  4.6 Certain Fees. The Seller has incurred liability for a fee of 10% of the Purchase Price payable to Mission Beach Investments Ltd. in connection with the transactions contemplated by this Agreement for which the Buyer would not be liable. The Seller agrees to indemnify and hold harmless the Buyer from and against any commission, fee or claim of any person employed or retained or claiming to have been employed or retained by the Seller to bring about the transactions contemplated hereby or to represent the Seller in connection therewith.

         5. Representations of the Buyer. The Buyer hereby represents and warrants to the Seller that:

                  5.1 Due Execution, Validity and Effect. This Agreement has been duly authorized, executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the Seller, this Agreement constitutes the valid, legal and binding obligation of the Buyer, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.


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

                  5.2 Full Disclosure. No representation or warranty made by the Buyer in this Agreement and no certificate or document furnished or to be furnished to the Seller pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                  5.3 Certain Fees. The Buyer has incurred no liability for any brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement for which the Seller is or would be liable. The Buyer agrees to indemnify and hold harmless the Seller from and against any commission fee or claim of any person employed or retained by the Buyer to bring about the transactions contemplated hereby or to represent the Buyer in connection therewith.

         6.  Securities Act of 1933 and Holding Period.

                  6.1 Reporting Issuer. The Seller is a "reporting issuer" as defined in Regulation S under the United States ("US") Securities Act of 1933 (the "1933 Act"). The Seller warrants that, based only on the facts with respect to the Buyer set forth in Section 6.3, upon expiration of the Restricted Period set forth in Regulation S, the offer and sale of any or all of the shares of Series B Preferred Stock, or any of the shares of Common Stock into which such Stock is convertible, by the Buyer in the United States or to a United States person, as defined in Regulation S, will be exempt from the registration requirements of the 1933 Act as defined in Regulations in accordance with
Section 4(1) thereof.

                  6.2 Regulation S and Regulation D. The Buyer understands that the Shares acquired pursuant to this Agreement have not been registered under the 1933 Act with the United States Securities and Exchange Commission in reliance upon the exemption from such registration requirements afforded by either Regulation S or Regulation D under the 1933 Act, governing either the offer and sale of securities that occur outside the United States or transactions by an issuer not involving any public offering, respectively, nor with any state securities commission. The Buyer agrees that there shall be imprinted an appropriate restrictive transfer legend on the face of the certificates of the shares of Series B Preferred Stock, and of the shares of Common Stock into which such Stock is convertible.

                  6.3 US Person. The Buyer hereby represents and warrants that the Buyer is not a national or resident of the United States and is not otherwise deemed to be a "US person" within the meaning of Regulation S under the 1933 Act.

                  6.4 Accredited Investor. The Buyer hereby represents and warrants that the Buyer is an "accredited investor" within the meaning of Regulation D under the 1933 Act.

                  6.5 Resales. The Buyer understands and agrees that any disposition of the shares of Series B Preferred Stock, or of the shares of Common Stock into which such Stock is convertible, in violation of either this Agreement, Regulation S or Regulation D shall be null and


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void, and that no transfer of the Shares shall be made by the Seller's secretary or transfer agent upon the Seller's stock transfer books unless, in the opinion of counsel satisfactory to Seller, there has been compliance with the terms of this Agreement, Regulation S or Regulation D. The Buyer also understands and agrees that the Seller shall issue stop transfer instructions to the Seller's transfer agent with respect to the transfer restrictions.

                  6.6 The Securities Act of 1933. The Buyer (i) acknowledge that the Shares of Series B Preferred Stock have not been registered under the 1933 Act and that the shares of Common Stock into which such Stock is convertible also have not been registered under the 1933 Act, (ii) represents and warrants that the Buyer is acquiring and will acquire beneficial ownership of shares for its own account, and (iii) agrees that the Buyer will not transfer or otherwise dispose of any of the Shares unless such transfer or other disposition is registered under the 1933 Act or, in the opinion of counsel satisfactory to the Seller, is exempt from such registration. The Buyer represents and warrants, further, that by reason of the Buyer's knowledge and experience in financial and business matters the Buyer is capable of evaluating the merits and risks of their purchase hereunder and that the Buyer has had available such information with respect to Seller as deemed necessary or appropriate to make such evaluation.

                  6.7 Registration. The Seller shall file a registration statement on Form S-3 of the U.S. Securities and Exchange Commission ("SEC") to register the shares of Common Stock deliverable upon the conversion of the Series B Preferred Stock immediately following the Closing. In the event such Form S-3 registration statement is not effective within 90 days after Closing, the holder of Series B Preferred Stock may resell such shares pursuant to the provisions of Regulation S of the 1933 Act.

         7. Conditions to Obligations of the Seller. All obligations of the Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at Closing, of each of the following conditions precedent (all of which may be waived by the Seller):

                  (a) each of the representations and warranties of the Buyer herein being true and correct in all material respects on the date hereof and as of the Closing, and the Buyer's having performed or complied with all agreements and covenants contained in this Agreement to be performed or complied with by them prior to or at the Closing;

                  (b) neither the Seller nor the Buyer's being precluded by an order or preliminary or permanent injunction of a court of competent jurisdiction from consummating the sale and purchase of the shares of Series B Preferred Stock pursuant to this Agreement (each party agreeing to use its reasonable best efforts to have any such injunction lifted); and

                  (c) there not having been any statute, rule or regulation enacted or promulgated by any governmental body or agency after the date hereof which is applicable to the purchase and sale pursuant to this Agreement which would render the consummation of any such purchase and sale illegal.


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         8. Conditions to Obligations of the Buyer. All obligations of the Buyer under this Agreement are subject to the fulfillment or satisfaction prior to or at Closing, of each of the following conditions precedent (all of which may be waived by the Buyer):

                  (a) each of the representations and warranties of the Seller herein being true and correct in all material respects on the date hereof and as of the Closing, and the Seller having performed or complied with all agreements and covenants contained in this Agreement to be performed or complied with by it prior to the Closing;

                  (b) neither the Seller nor the Buyer's being precluded by an order or preliminary or permanent injunction of a court of competent jurisdiction from consummating the sale or purchase of the Shares, pursuant to this Agreement (each party agreeing to use its reasonable best efforts to have any such injunction lifted);

                  (c) there not having been any statute, rule or regulation enacted or promulgated by any governmental body or agency after the date hereof which is applicable to the purchase and sale of the Shares, pursuant to this Agreement which would render the consummation of any such purchase and sale illegal; and

                  (d) the Seller shall have delivered to the Buyer a certified copy of the resolution of its Board of Directors, in form reasonably satisfactory to the Buyer, authorizing the execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder.

         9. Survival of Representation. etc. All representations, warranties and agreements made herein shall survive any investigation made by the Seller and the Buyer and shall survive the Closing.

         10.  Termination.  This Agreement may be terminated:

                  (a) on the date specified in a writing executed by the Seller and the Buyer;

                  (b) by the Seller, upon written notice to the Buyer, if any representation or warranty made in this Agreement by the Buyer shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect thereafter, or if the Buyer shall fail to perform or observe any material covenant or agreement made by the Buyer in this Agreement; or

                  (c) by the Buyer, upon written notice to the Seller, if any representation or warranty made in this Agreement by the Seller shall have false or incorrect in any material respect when made or shall have become false or incorrect in any material respect thereafter, or if the Seller shall fail to perform or observe any material covenant or agreement made by it in this Agreement.


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         11. Miscellaneous.

                  11.1 Binding Effect: Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective legal representatives and successors. This Agreement may not be assigned.

                  11.2 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the sale, conveyance, transfer and assignment of the Shares acquired by the Buyer, pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

                  11.3 Entire Agreement: Absence of Representation. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior arrangements, understandings and agreements, oral or written, between the parties hereto with respect to the subject matter hereof. The Buyer hereby acknowledges that in acquiring the Shares to be acquired hereunder the Buyer has relied only upon the representations and warranties expressly made in this Agreement and upon information contained in public reports of the Seller, and that no other statements, representations or warranties, oral or written, expressed or implied, have been made or relied upon in connection with such acquisition or as an inducement therefor.

                  11.4 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

                  11.5 Notices. All notices, requests, permissions, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telegram, telex, facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties at the following respective addresses or to such other address as any party hereto shall specify in a notice to the other parties hereto in accordance with the terms hereof:

         If to the Seller:          Cycomm International Inc.
                                    1420 Springhill Road, Suite 420
                                    McLean, Virginia 22102
                                    Attention: Albert I. Hawk, President

         Facsimile Transmission:    703-903-9528


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         With a copy (which shall not constitute notice) to:

                                      Venable, Baetjer, Howard & Civiletti, LLP
                                      1201 New York Avenue, N.W., Suite 1000
                                      Washington, DC 20005
                                      Attention: David J. Levenson

         Facsimile Transmission:      202-962-8300

         If to the Buyer:             Williams de Broe Plc
                                      6 Broadgate
                                      London, England EC2M 2RP
                                      Attention:

         Facsimile Transmission:      011-441-71-588-8797

                  11.6 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. The Seller may, by an instrument in writing, waive compliance by the Buyer with any term or provision of this Agreement on the part of the Buyer to be performed or complied with. The Buyer may, by an instrument in writing, waive compliance by the Seller, with any term or provision of this Agreement on the part of the Seller to be performed or complied with. Any waiver of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                  11.7 Headings; Severability. The headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation or construction hereof. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  11.8 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the District of Columbia applicable to agreements made and to be performed wholly within such jurisdiction and without regard to conflicts of laws. The Buyer hereby irrevocably consents to personal jurisdiction within the District of Columbia solely for the purpose of any litigation with respect to this Agreement and hereby confirms that upon service of process upon the Buyer, the Buyer shall be deemed to be under the personal jurisdiction of the applicable United States federal or local court in the District of Columbia. The Buyer hereby waives any right it may have to seek a change of venue of such proceedings.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

                                             SELLER:
                                             CYCOMM INTERNATIONAL INC.


                                    By:      /s/ Albert I. Hawk
                                             -----------------------------------
                                             Albert I. Hawk, President


                                             BUYER:
                                             Williams de Broe Plc

                                    By:      /s/ Williams de Broe Plc
                                             -----------------------------------
                                             Director


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


                           CERTIFICATE OF DESIGNATION

                                       OF

                            CYCOMM INTERNATIONAL INC.

         CYCOMM INTERNATIONAL INC., a corporation organized and existing under the State of Wyoming, desiring to state the designations, powers, voting rights, qualifications, limitations, and other special rights, if any, of a Series B of its class of shares, referred to as Series B Preferred Stock, hereby certifies as follow:

         1. The name of the corporation is CYCOMM INTERNATIONAL INC.

         2. The resolution creating and designating the Series B of shares of the corporation's Preferred Stock, no par value per share, and fixing and determining the relative rights and preferences thereof is set forth in full in Exhibit A attached hereto and made a part hereof by reference.

         3. The aggregate number of shares of such Series B established and designated by such resolution is twenty (20) shares.

         4. The resolution set forth on the attached Exhibit A was duly adopted on February 19, 1998 at a meeting of the Board of Directors duly called and held in accordance with the Wyoming Business Corporation Act.

         IN WITNESS WHEREOF, said CYCOMM INTERNATIONAL INC. has caused this Certificate to be signed by Albert I. Hawk, its President and Chief Executive Officer, and attested by Michael R. Skoff, its Assistant Secretary, this 26th day of February, 1998.


Attest:                                     CYCOMM INTERNATIONAL INC.




/s/ Michael R. Skoff                    By: Albert I. Hawk
-------------------------------------       ------------------------------------
Michael R. Skoff, Assistant Secretary       Albert I. Hawk, President and
                                            Chief Executive Officer

                                    EXHIBIT A
                                     TO THE
                           CERTIFICATE OF DESIGNATION
                                     OF THE
                            SERIES B PREFERRED STOCK
                                       OF
                            CYCOMM INTERNATIONAL INC.



         I, Albert I. Hawk, President and Chief Executive Officer of CYCOMM INTERNATIONAL INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Wyoming Business Corporation Act, DO HEREBY CERTIFY:

         That, pursuant to the authority conferred upon the Board of Directors, said Articles of Incorporation, as amended, of the Corporation, said Board of Directors, at a special meeting duly called and held in accordance with the Wyoming Business Corporation Act on February 19, 1998, adopted a resolution providing for the creation and designation of a Series B of preferred stock which resolution is as follows:

         RESOLVED that, pursuant to the Articles of Incorporation of the Corporation, as amended, there be and hereby is created a Series B of preferred stock, to consist of twenty (20) shares, no par value per share. The designations, powers, preferences and relative, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series B of Convertible Redeemable Preferred Stock are as follows:

         1. Designation and Number of Shares. The designation of its Series B of Twenty (20) shares of Convertible Redeemable Preferred Stock, no par value per share, created by the Board of Directors of the Corporation pursuant to the authority granted to it by the Corporation's Articles of Incorporation, as amended, is "Series B Convertible Redeemable Preferred Stock". The Corporation shall not issue or designate any additional shares of Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock") without the approval of the holders thereof as provided in Section 3 hereof. The Series B Preferred Stock shall have a Conversion Value, as defined, of $50,000 per share.

         2. Dividends. At the time of conversion as provided in Section 5 hereof, the holder of each share of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available for that purpose, dividends at the rate of ten percent (10%) of the Conversion Value per share per annum; such dividends to be cumulative from the date of original issuance and to be payable pro rata for partial year periods. Such dividends may be payable, at the option of the Corporation, in shares of its Common Stock, at the rate set forth in Section 5(a). In no event, so long as any shares of the Series B Preferred Stock shall be outstanding, shall the Corporation issue any shares of preferred stock which do not rank junior to or on a parity with the Series B Preferred Stock as to rights to dividends, nor shall


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any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any shares of the common stock, no par value per share, of the Corporation's Common Stock or any other shares of stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to rights to acquire, or permit any subsidiary to purchase or otherwise acquire any such common, junior or parity shares unless all accrued and unpaid dividends on the Series B Preferred Stock and any shares of stock of the Corporation ranking on a parity with the Series B Preferred Stock shall have been paid, or declared and a sum sufficient for the payment thereof set apart. The provisions of the preceding sentence shall not, however, apply to a dividend payable in shares of Common Stock of the Corporation or other shares of stock of the Corporation ranking junior to the Series B Preferred Stock, or to the acquisition of any such Common Stock or junior stock through a conversion or any exchange involving the issuance of Common Stock of the Corporation or of any other shares of stock of the Corporation ranking junior to the Series B Preferred Stock.

         3. Voting Rights.

                  (a) Except as otherwise provided in subsections (b) and (c) of this Section 3, and except as otherwise required by applicable law, the Corporation's Articles of Incorporation or subsequent resolution of the Board, the holders of the Series B Preferred Stock shall have no voting rights with respect to any vote of the stockholders of the Corporation.

                  (b) Notwithstanding the foregoing, if (i) at any time the Corporation shall fail to pay, or declare and set apart for payment, full accrued dividends pursuant to Section 2 hereunder on all outstanding shares of the Series B Preferred Stock and such dividends shall have been in arrears and unpaid for sixty (60) days or more, or (ii) the Corporation shall for any reason fail to redeem any shares of Series B Preferred Stock pursuant to the mandatory redemption provisions of Section 4(b) hereof or shall in connection with any such redemption fail timely to pay the Redemption Price, each holder of the Series B Preferred Stock shall be entitled to such number of votes per share of Series B Preferred Stock as shall equal the number of shares of the Common Stock of the Corporation (rounded up to the nearest whole number of shares) into which each share of Series B Preferred Stock is then convertible pursuant to Section 5 hereunder, and each share of Series B Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class. At such time as the Corporation has paid to the holders of Series B Preferred Stock all dividends accrued and owing, such holders shall cease to have the voting rights provided in clause (i) of the foregoing sentence by virtue of their ownership of shares of Series B Preferred Stock. The voting rights of the holders of Series B Preferred Stock provided in clause (ii) of the first sentence of this subsection
(b) shall be in addition to all other rights and remedies of such holders in connection with the failure of the Corporation referred to therein.

                  (c) Holders of Series B Preferred Stock shall vote as a separate class on, and the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock shall be required to authorize, any action which would: (i) in any manner increase the number of authorized shares of Series B Preferred Stock, or alter or change the qualifications, limitations or


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
restrictions of the Series B Preferred Stock; or (ii) reclassify the shares of Common Stock or any restrictions of the Series B Preferred Stock; or (ii) reclassify the shares of Common Stock or any other shares of class or Series B of capital stock hereafter created junior to the Series B Preferred Stock into shares of any class or Series B of capital stock (i) ranking, either as to payment of dividends, distribution of assets or redemptions, prior to or on a parity with the Series B Preferred stock, or (ii) which in any manner adversely affects the holders of the Series B Preferred Stock.

                   (d) The special voting rights of the holders of the Series B Preferred Stock contained in subsections (b) and (c) of this Section 3 may be exercised either at a special meeting of the holders of Series B Preferred Stock or at any annual or special meeting of the stockholders of the Corporation or by written consent of such holders in lieu of a meeting.

         4. Redemption

                   (a) Subject to the provisions of subsections (g) and (h) of this Section 4, upon not less than thirty (30) days prior written notice given as provided in subsection (c) of this Section 4, and so long as any shares of the Series B Preferred Stock shall be outstanding, the Corporation may (unless otherwise prevented by law) redeem any or all shares of Series B Preferred Stock at the redemption price per share equal to the Conversion Value (as hereinafter defined) (the "Redemption Price"). Such redemption shall occur on the date specified in the notice thereof given pursuant to subsection (d) of this Section 4, which shall not be less than 30 days nor more than 60 days after the giving of such notice (the "Redemption Date"). The Redemption Price shall be paid in cash.

                   (b) On and after the date on which any shares of Series B Preferred Stock are redeemed pursuant to subsections (a) and (c) of this Section 4 and the payment of the Redemption Price therefor, all rights in respect of the shares of Series B Preferred Stock so redeemed shall cease and terminate; and such shares shall no longer be deemed to be outstanding, whether or not the Certificates representing such shares have been received by the Corporation.

                   (c) Notice of any Redemption Date shall be sent by first-class mail, postage prepaid, to the holders of record of the outstanding shares of Series B Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation Such notice shall be mailed not less than 30 nor more than 60 days in advance of the Redemption Date. On the Redemption Date, the holders of record of shares of Series B Preferred Stock to be redeemed shall be entitled to receive the applicable Redemption Price upon actual delivery to the Corporation or its agent of the certificates representing the shares to be redeemed.

                   (d) In any case in which less than all of the shares of the Series B Preferred Stock shall be redeemed, the Corporation shall select those to be redeemed by lot or a substantially equivalent method.

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
                   (f) No shares of Series B Preferred Stock shall be entitled to the benefit of a sinking fund or purchase fund.

                   (g) In the event that the Common Stock trades at or below $1.50 at the time of conversion, the Corporation has the right to redeem the shares of Series B Preferred Stock at a premium of 18% over the Conversion Value.

                   (h) Unless otherwise provided in subsection (g) of this
Section 4, the holders of shares of Series B Preferred Stock to be redeemed in accordance with this Section 4 shall have the right, exercisable at any time up to the close of business on the Redemption Date (unless default shall be made by the Corporation in the payment of the Redemption Price as herein provided, in which event such right shall be exercisable until such default is cured), to convert all of such shares into shares of Common Stock pursuant to Section 5 hereof.

         5. Conversion into Common Stock

                   (a) The holder of any Shares of Series B Preferred Stock shall have the right at such holder's option, unless and until such shares shall have been redeemed pursuant to Section 4 above, by the giving of written notice thereof to the Corporation, which written notice shall have been received by the Corporation prior to the Redemption Date established pursuant to Section 4(a) hereof or such later date as may be determined pursuant to Section (4) hereof (the date of receipt of notice pursuant to this subsection being referred to herein as the "Conversion Date"), to convert up to 25% of such shares of Series B Preferred Stock on or after the 90th day after February 26, 1998 ("Closing"), and up to a further 25% every 30 days thereafter; unless the Common Stock trades at or below $1.50 at the Conversion Date and the Corporation does not redeem the Series B Preferred Stock pursuant to Section 4, in which case the holder of any Shares of Series B Preferred Stock may convert only a maximum of 10% of the principal invested during a period of consecutive 20 day intervals, into such number of fully paid and nonassessable shares of Common Stock obtained by multiplying the Conversion Value per share of Series B Preferred Stock by the number of shares of Series B Preferred Stock being converted, and dividing such product by the Conversion Price (as then in effect). The Conversion Price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series B Preferred Stock shall be, subject to adjustment as provided in this Section 5, equal to the lesser of (a) the five-day average closing bid price of the Common Stock prior to February 26, 1998 or (b) a 15% discount of the five-day average closing bid price of the Common Stock immediately prior to the notice of conversion. The holder of any shares of Series B Preferred Stock converted into shares of Common Stock pursuant to this Section 5 shall be entitled to payment of all accrued but unpaid dividends, if any, payable with respect to such shares being converted up to and including the Conversion Date.

                   (b) In order to exercise the right of conversion of the Series B Preferred Stock pursuant to subsection (a) of this Section 5, the holder of any shares of Series B Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series B Preferred Stock, at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or


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
certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock issuable upon such conversion are to be issued. As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, a check or cash in respect of any fractional interest in a share of Common Stock as provided in subsection (c) of this Section 5 and, to the extent permissible under law, a check or cash in payment of all accrued but unpaid dividends, if any, payable in payment of all accrued but unpaid dividends, if any, with respect to the shares of Series B Preferred Stock so converted up to and including the Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price for the Series B Preferred Stock shall be that in effect on the Conversion Date.

                   (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of fractional shares of Common Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in any amount equal to the Conversion Price then in effect per share of Common Stock multiplied by such fractional interest.

                   (d) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation upon conversion of shares of Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

                   (e) The Corporation shall at all times reserve and keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

                   (f) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.


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
                   (g) (i) If at any time or from time to time while shares of Series B Preferred Stock are outstanding the Corporation effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if at any time or from time to time while shares of Series B Preferred Stock are outstanding the Corporation combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this clause shall become effective at the close of business on the date the subdivision or combination becomes effective.

                     (ii) If at any time or from time to time while shares of Series B Preferred Stock are outstanding, the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in shares of Common Stock, then and in each event the Conversion Price then in effect shall be decreased as of the time of such dividend or other distribution or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such dividend or other distribution or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection 5(g) as of the time of actual payment of such dividend or distribution.

                     (iii) If at any time or from time to time while shares of the Series B Preferred Stock are outstanding the Corporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then in each such event provision shall be made so that each holder of shares of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of this Corporation which they would have received had the Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this subsection 5(g) with respect to the rights of the holders of Series B Preferred Stock.

                     (iv) If the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, provided for elsewhere in this subsection 5(g), then and in any such event each holder of Series B Preferred Stock shall have the


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
right thereafter to convert each share of Series B Preferred Stock into the kind and amount of subsection 5(g), then and in any such event each holder of Series B Preferred Stock shall have the right thereafter to convert each share of Series B Preferred Stock into the kind and amount of shares and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which each share of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustments as provided herein.

                     (v) If at any time or from time to time while shares of the Series B Preferred Stock are outstanding there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this subsection 5(g)), then, as a part of such reorganization, provision shall be made so that the holders of Series B Preferred Stock shall thereafter be entitled to receive upon conversion of each share of Series B Preferred Stock, the number of shares or other securities or property of the Corporation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection 5(g) with respect to the rights of holders of Series B Preferred Stock after the reorganization to the end that the provisions of this subsection 5(g) (including adjustment of the Conversion Price then in effect and number of shares purchasable upon conversion) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                     (vi) The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by it but will at all times in good faith assist in the carrying out of all the provisions of this subsection 5(g) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of shares of Series B Preferred Stock.

                     (vii) For the purpose of this subsection 5(g), the term "Common Stock" shall mean the Common Stock of the Corporation so designated in accordance with the Articles of Incorporation of the Corporation and any other class of shares resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value.

         6. Rights on Liquidation Dissolution, Winding Up. So long as any shares of the Series B Preferred Stock shall be outstanding, the Corporation shall not issue any shares of preferred stock which do not rank junior to or on a parity with the Series B Preferred Stock as to rights upon liquidation, dissolution or winding up. In the event of any liquidation (whether voluntary or involuntary), dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series B Preferred Stock, an amount per share equal to the Conversion Value per shares thereof, plus an amount equal to accrued but unpaid dividends, if any, to the date of payment. If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock and any stock ranking on a parity with the Series B Preferred Stock as to rights upon liquidation, dissolution or winding up, the full amounts to which they respectively shall be entitled, the holders of shares of the Series B Preferred Stock and of such parity stock shall share ratably, in accordance with the respective amounts which would have been payable on such shares if all amounts payable thereon were paid in full, in any distribution of assets. In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of shares of the Series B Preferred Stock and such parity stock of the full amount to which they shall be entitled as aforesaid, the holders of any class or classes of stock ranking on liquidation junior to the Series B Preferred Stock shall be entitled, to the exclusion of and without participation by the holders of shares of Series B Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

          7. No Preemptive Rights. No holder of the Series B Preferred Stock shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any Series B now or hereafter authorized or any securities convertible into or exchangeable for any shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for or purchase any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

         8. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Series B Preferred Stock and for the payment of interest to the holders of the Series B Preferred Stock.

          IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made herein are true under penalties of perjury this 26th day of February, 1998.



                                         /s/ Albert I Hawk
                                         ------------------------------------
                                         Albert I. Hawk, President and
                                         Chief Executive Officer

          Attest:

          /s/ Michael R. Skoff
          -------------------------------------
          Michael R. Skoff, Assistant Secretary








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